IN THE UNITED STATES COURT OF FEDERAL CLAIMS

UNITED STATES ENRICHMENT CORPORATION, Plaintiff, vs. UNITED STATES, Defendant.	Case No. 13-365C (Judge Firestone)

SETTLEMENT AGREEMENT

For the purpose of resolving the claims of Plaintiff, United States Enrichment Corporation (USEC), against Defendant, the United States of America (the "United States" or the "Government") (collectively referred to as the "Parties") without any further judicial proceedings and without there being any trial or adjudication of any issue of law or fact, and without constituting an admission of liability by the Parties, and for no other purpose, the Parties stipulate and agree as follows:

1. USEC has performed as a contractor for the Department of Energy ("DOE") under various DOE prime contracts and as a subcontractor to other DOE prime contractors (the "DOE Prime Contractors") at the Portsmouth and Paducah Gaseous Diffusion Plants in Piketon, Ohio and Paducah, Kentucky.

2. Various USEC contracts with DOE and subcontracts with DOE Prime Contractors provided that USEC would be reimbursed its costs of performing the contract and subcontract work, including reimbursement of USEC's allowable indirect costs allocable to those contracts.

3. During the performance of its DOE prime contracts and subcontracts, USEC is reimbursed by DOE or the DOE Prime Contractor, respectively, for USEC's indirect costs based upon approved provisional billing rates.

4. At the conclusion of each USEC Fiscal Year ("USEC FY"),[1] USEC may seek an adjustment to its prior reimbursements under each prime contract and subcontract to "true up" its prior billings under each prime contract and subcontract to reflect the amounts USEC has determined reflect its actual, allowable indirect costs allocable to those contracts (the "Incurred Cost Adjustment").

5. USEC and the Government disagreed regarding USEC's claimed Incurred Cost Adjustments for USEC FYs 2003 through 2011.

6. USEC submitted three certified claims under the Contract Disputes Act, 41 U.S.C. § 7101 *et seq.*, seeking payment of approximately $38 Million for Incurred Cost Adjustments under USEC's contracts and subcontracts with DOE prime contractors for USEC FYs 2003 through 2011 and subsequently appealed the DOE's denial of these claims to the U.S. Court of Federal Claims (the "Court"), Case No. 13-365C (the "Incurred Cost Adjustment Litigation").

7. During the pendency of the Incurred Cost Adjustment Litigation, the Court dismissed USEC's claims related to Incurred Cost Adjustments under DOE subcontracts and the Government paid USEC for a portion of its claimed Incurred Cost Adjustments for USEC FYs 2003 through 2005, reducing the amount at issue in the Incurred Cost Adjustment Litigation to approximately $31.8 Million.

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1 From 2003 onward, USEC's FY coincides with the calendar year.

8. USEC and the DOE continue to have disagreements regarding matters that are not yet in litigation, including Incurred Cost Adjustments for USEC's FYs 2012 through 2017 under DOE contracts and subcontracts and various USEC invoices for work performed under the DOE contracts and subcontracts identified in Attachment A totaling $6.3 Million (the "Post-Litigation Amounts").

9. The Parties subsequently entered into negotiations designed to resolve amicably the Incurred Costs Adjustment Litigation and Post-Litigation Amounts. USEC has offered to settle (1) its Incurred Costs Adjustment Litigation and (2) its Post-Litigation Amounts, in exchange for payment by the United States in the amount of $24 Million, inclusive of interest, with each party to bear its own costs, attorney fees, and expenses, and structured as follows:

a. The United States will forego any claim for payment of $19,267,878.93 of credits owed to the Government by USEC, leaving a balance of $4,732,121.07 owed to USEC under this Settlement Agreement;

b. The United States shall pay USEC by wire transfer $4,732,121.07; and

c. USEC covenants not to seek any Incurred Cost Adjustments under any of the DOE subcontracts identified in Attachment A for USEC FYs 2003 through 2016 and FY 2017 through September 30, 2017. USEC shall notify the DOE Prime Contractors that are a party to the subcontracts with USEC listed on Attachment A that USEC has settled and resolved any and all Incurred Cost Adjustments claims arising from those subcontracts for the period through September 30, 2017.

10. USEC's offer has been accepted on behalf of the Attorney General as it pertains to the Incurred Cost Adjustment Litigation and has been accepted by the DOE as it pertains to the Post-Litigation Amounts.

11. Upon satisfaction of the terms set forth in Paragraph 9, USEC releases, waives, and abandons all claims (excluding those claims specifically identified in Paragraph 13), including claims for costs, expenses, attorney fees, and damages of any sort, against the United States, its political subdivisions, its officers, agents, and employees, arising out of or related to: (1) the Incurred Cost Adjustment Litigation; (2) the Post-Litigation Amounts; and (3) the contracts and subcontracts identified in Attachment A, regardless of whether they were included in the Incurred Cost Adjustment Litigation or the Post-Litigation Amounts.

12. Upon satisfaction of the terms set forth in Paragraph 9, the United States releases, waives, and abandons all claims (excluding those claims specifically identified in Paragraph 13), including claims for costs, expenses, attorney fees, and damages of any sort, against the USEC, its shareholders, directors, officers, agents, employees, parents, affiliates, subsidiaries, and assignees, arising out of or related to: (1) the Incurred Cost Adjustment Litigation; (2) the Post-Litigation Amounts; and (3) the contracts and subcontracts identified in Attachment A, regardless of whether they were included in the Incurred Cost Adjustment Litigation or the Post-Litigation Amounts.

13. The following claims or causes of action are specifically excepted from the Parties' release under this Settlement Agreement:

a. Claims by either Party related to pension or post-retirement benefit cost adjustments as a result of a plan curtailment, segment closing, or plan

termination for any USEC segment, including, but not limited to, the claims pending in Case No. 15-68C;

b. Claims by either Party related to work performed under contracts/work authorizations related to the American Centrifuge Project after September 30, 2017;

c. Claims by either Party related to USEC's subcontracts with the UT-Battelle, LLC for work at the Oak Ridge National Laboratory.

d. Any claim by the United States alleging civil or criminal fraud by USEC, including, but not limited to, claims by the United States alleging civil or criminal fraud arising from or related to USEC's performance of the contracts and subcontracts identified in Attachment A; and

e. This Settlement Agreement is in no way related to or concerned with income or other taxes for which USEC is now liable or may become liable in the future as a result of this Settlement Agreement.

14. This Settlement Agreement resolves any and all Incurred Cost Adjustment under the DOE prime contracts or subcontracts for USEC FYs 2003 through 2017 settled under paragraph 9 (and not excluded under paragraph 13) and provides a complete close out of all such Contracts and Subcontracts without any further audit or review of USEC's costs or incurred cost submissions.

15. Upon satisfaction of the terms set forth in Paragraph 9, the Parties agree to stipulate to the dismissal of the Incurred Cost Adjustment Litigation with prejudice.

16. USEC warrants and represents that no other action or suit with respect to the claims advanced in this suit is pending or will be filed in or submitted to any other court,

administrative agency, or legislative body. USEC further warrants and represents that it has made no assignment or transfer of all or any part of its rights arising out of or relating to the claims advanced in this suit. Should there be now or in the future any violation of these warranties and representations, any amount paid by the United States pursuant to this agreement shall be refunded promptly by USEC, together with interest thereon at the rates provided in 41 U.S.C. § 7109, computed from the date the United States makes payment.

17. This Settlement Agreement is for the purpose of settling this case, and for no other. Accordingly, this Settlement Agreement shall not bind the Parties, nor shall it be cited or otherwise referred to, in any proceedings, whether judicial or administrative in nature, in which the Parties or counsel for the Parties have or may acquire an interest, except as is necessary to effect the terms of this Settlement Agreement.

18. USEC's counsel represents that he has been and is authorized to enter into this agreement on behalf of USEC. Government counsel represents that he has been and is authorized to enter into this agreement on behalf of the United States, and the Department of Energy represents that the contracting officer signing this agreement is authorized to enter into this agreement on behalf of the Department of Energy.

19. This document constitutes a complete integration of the agreement between the parties and supersedes any and all prior oral or written representations, understandings or agreements among or between them. The Parties stipulate that this Settlement Agreement was jointly drafted and prepared in its entirety.

[Signatures on the Following Page]

AGREED TO:

CHAD A. READLER
Acting Assistant Attorney General

ROBERT E. KIRSCHMAN, JR.
Director

STEVEN J. GILLINGHAM
Assistant Director

JAMES P. CONNOR
Senior Trial Counsel
Commercial Litigation Branch
Civil Division
U.S. Department of Justice
Ben Franklin Station
P. O. Box 480
Washington, DC 20044
Telephone: (202) 616-3755

COUNSEL FOR DEFENDANT, UNITED STATES

DATED: January 11, 2018

DAVID R. SENDERLING
Contracting Officer
Department of Energy
Portsmouth/Paducah Project Office

DATED: January 11, 2018

AGREED TO:

THOMAS A. LEMMER
Dentons US LLP
1400 Wewatta Street, Suite 700
Denver, CO 80202
Telephone: (303) 634-4350
Facsimile: (303) 634-4400
tom.lemmer@dentons.com

OF COUNSEL:

JOSEPH G. MARTINEZ
Dentons US LLP
1400 Wewatta Street, Suite 700
Denver, CO 80202

DENNIS J. SCOTT
Centrus Energy Corporation
6901 Rockledge Drive
Bethesda, MD 20817

COUNSEL FOR PLAINTIFF, UNITED STATES ENRICHMENT CORPORATION

DATED: January 10, 2018

Attachment A

United States Enrichment Corporation - U.S. Government Settlement Agreement

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
Prime Contracts					
GFSI WA at PORTS	Work Authorization Numbers 25917,20917,24905,25916,25901,25910,25917,25913	M1WPORTGFS	DOE	6/1/2005	9/30/2011
GFSI WA at PGDP	Work Authorization Numbers 25987,25973,25968,25960,25963,25991,25968	M1WPADGFS	DOE	6/1/2005	10/15/2014
Cold Standby/Cold Shutdown/Transition Activities and Continuity of Services	DE-AC05-01OR22877	OR22877	DOE	6/5/2001	3/28/2011

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
Cold Standby/Cold Shutdown/Transition Activities and Continuity of Services	DE-AC05-01OR22877	OR22877	DOE	6/5/2001	3/28/2011
Provide Research & Development	DE-AC09-03NT42011	NT42011	DOE	10/1/2003	10/31/2004
2S Cylinder Data for DOE/NNSA	PORTS-002 (WA)	M1WARG08U5	DOE	2/25/2009	6/30/2009
K-1600 Sampling	ORNL 2011-01 (WA)	M1WCYL10Q2	DOE	11/29/2011	2/29/2012
Cylinder Measurements	PAD6-009 (WA)	M1WJMP11O9	DOE	7/29/2012	12/31/2012
2008 Chinese Visit to PGDP	PAD7-008 (WA)	M1WPAD08R4	DOE	2/1/2008	10/31/2009

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
EEOICPA Record Search Support at PGDP	USEE2502 (WA)	M1WPAD08Y3	DOE	6/1/2008	9/30/2014
EEOICPA Record Search Support at PORTS	USEE3502 (WA)	M1WPOR08Y2	DOE	6/1/2008	8/31/2011
EEOICPA Record Search Support at PORTS	USEE3502 (WA)	M1WPOR08Y2/M1WSWC01Y2	DOE	6/1/2008	8/31/2011
Portsmouth X-705 Facility Uranium Oxides Processing	M1WPORT705 (WA)	M1WPORT705	DOE	3/29/2011	6/30/2011
Russian Transparency Services	PAD6.0-001 (WA)	M1WRTR05K2	DOE	9/1/2005	12/31/2013

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
Transfer approximately 100,000 pounds of R-114 to DLA	DUF6/NFS-08-002 (WA)	M1WSC006L3	DOE	12/12/2007	2/10/2008
DOE Investigation/Litigation	DOE Funding Letters	M1WSWC01Y2	DOE		3/1/2005
DOE Investigation/Litigation	DOE Funding Letters	M1WSWC01Y3	DOE		3/1/2005
Field test for tracking UF6 cylinders using RF tags.	DUF6/NFS-08-003 (WA)	M1WUFC0843	DOE	12/12/2007	3/11/2008
Tc99 Cleanup of Affected Inventories	PORTS-02 (WA)	M1WUSO2BT	DOE	12/20/2003	12/10/2004

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
JAS Material Processing at PORTS	M6XJASPRO (WA)	M6XJASPRO	DOE	5/1/2009	12/31/2009
JAS Cylinder Shipment to PORTS	M1WT990854 (WA)	M6XJASPRO/M6XT99JAS	DOE	8/1/2008	9/30/2008
Small and Large Cylinder Processing	M6XT99CYL (WA)	M6XT99CYL	DOE	10/7/2008	1/31/2009
Tc99 Barter Agreement		M6XUSMOA3	DOE		
Y-12 National Security Complex Cylinder Project	PORTS-003 (WA)	M1WPCP04F1	DOE	2/13/2004	9/30/2004
Y-12 Cylinder Cleaning	PORTS-Y-12-001	M1WY12CYLU1/M1WPCP04F1	DOE	9/21/2006	4/30/2007

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
Surplus Centrifuge Equipment Removal	Portsmouth-01 (WA)	M1WGCEP05	DOE	1/30/2004	8/31/2006
DOE Security & Emg Mgt (thru Sept. 30, 2017 Only)	Work Authorization Number 201202	M1W9EC11BP	DOE	10/01/2011	Ongoing
DOE Utilities (thru Sept. 30, 2017 Only)	Work Authorization Number 201201	M1WUTL11BC	DOE	10/01/2011	Ongoing
Subcontracts					
	LEXB120000/MSA-01874-01		B&W Conversion Services, LLC	8/5/11	10/15/14
	U-MSA-07-001 Note: This subcontract was originally awarded by Uranium Disposition Services (predecessor to B&W). It was assigned to B&W by UDS.		B&W Conversion Services, LLC	3/28/11	1/31/12

Attachment A
United States Enrichment Corporation - U.S. Government Settlement Agreement

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
	Bechtel Jacobs MSA		Bechtel Jacobs Work Authorizations	10/1/98	4/23/06
	2552-ORA-003		Burns and Roe Enterprise, Inc.	3/22/04	9/30/08
	0000041		Fluor-B&W Portsmouth LLC.	3/28/11	6/30/11
	0001426		Fluor-B&W Portsmouth LLC.	9/30/11	4/30/12
	LATA MSA		LATA Environmental Services of Kentucky	11/1/11	10/14/14
	Letter Contract		LATA Environmental Services of Kentucky	7/26/10	10/31/11
	LPP05MA024		LATA/Parallax Portsmouth LLC	6/27/05	3/28/11

Attachment A

United States Enrichment Corporation - U.S. Government Settlement Agreement

Description	Contract/Work Authorization/PO Number	VIPERS Purchase Order No.	Client	Start	End
	PRS MSA		Paducah Remediation Services LLC.	4/24/06	7/25/10
	Swift and Staley MSA		Swift and Staley	9/29/05	10/14/14
	U-MSA-07-001		Uranium Disposition Services, LLC.	10/1/06	3/28/11